QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24.2

KERZNER INTERNATIONAL LIMITED

POWER OF ATTORNEY

        Each person whose signature appears below appoints Richard M. Levine as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-3, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and anything appropriate or necessary to be done about the premises, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons for Kerzner International Limited on December 7, 2004 in the capacities indicated.

Signature	Capacity

/s/ HOWARD B. KERZNER Howard B. Kerzner	Chief Executive Officer (principal executive officer) and Director
Hamed Kazim	Director

QuickLinks

  EXHIBIT 24.2